CERTIFICATE OF CANCELLATION
ENTRUSTPERMAL HEDGE STRATEGIES FUND I (the "Trust")

The undersigned, with the intention of cancelling the
Certificate of Trust of EnTrustPermal Hedge Strategies Fund I, a Maryland statutory trust, files the following Certificate of
Cancellation:
      FIRST:   The name of the Trust is:  EnTrustPermal Hedge
Strategies Fund I.
      SECOND:   The date of the filing of the Certificate of Trust
was November 8, 2011.
      THIRD:   The principal office address of the Trust is:  100
International Drive, Baltimore, Maryland 21202.
      FOURTH:   The name and address in Maryland of the resident
agent who shall serve for one year following the dissolution:
The Corporation Trust, Incorporated, 2405 York Road, Suite 201, Lutherville Timonium, Maryland 21093-2264.
      FIFTH:   The names and addresses of each member of the Board
of Trustees are as follows:

Name
Address

Robert D. Agdern
c/o Legg Mason, 100
International Drive,
11th Floor, Baltimore,
Maryland 21202

Carol L. Colman
c/o Legg Mason, 100
International Drive,
11th Floor, Baltimore,
Maryland 21202

Daniel P. Cronin
c/o Legg Mason, 100
International Drive,
11th Floor, Baltimore,
Maryland 21202

Paolo M. Cucchi
c/o Legg Mason, 100
International Drive,
11th Floor, Baltimore,
Maryland 21202

Leslie H. Gelb
c/o Legg Mason, 100
International Drive,
11th Floor, Baltimore,
Maryland 21202

William R. Hutchinson
c/o Legg Mason, 100
International Drive,
11th Floor, Baltimore,
Maryland 21202

Eileen A. Kamerick
c/o Legg Mason, 100
International Drive,
11th Floor, Baltimore,
Maryland 21202

Riordan Roett
c/o Legg Mason, 100
International Drive,
11th Floor, Baltimore,
Maryland 21202

Jane Trust
c/o Legg Mason, 100
International Drive,
11th Floor, Baltimore,
Maryland 21202

      SIXTH:   The cancellation of the Trust was approved in the
manner required by law and by the Trust's governing documents. All actions by shareholders, directors, and any other body necessary to authorize the undersigned to execute and submit this Certificate of Cancellation have been taken.
      SEVENTH:   The Trust has no known creditors.
      EIGHTH:   The cancellation of the Trust is effective upon
filing.


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IN WITNESS WHEREOF, the Trust has caused this Certificate of
Cancellation to be executed in its name and on its behalf by its President, Chief Executive Officer and Trustee on this 1st day of December, 2017.

/s/ Jane Trust
Jane Trust
President, Chief Executive
Officer and Trustee


CERTIFICATE
      The undersigned states that (i) she has executed this Certificate of Cancellation of EnTrustPermal Hedge Strategies Fund I as a Maryland statutory trust on behalf of EnTrustPermal Hedge Strategies Fund I, (ii) she is the President, Chief Executive Officer and Trustee of EnTrustPermal Hedge Strategies Fund I, and (iii) all actions by shareholders, directors, and any other body necessary to authorize the undersigned to execute and submit this request for dissolution have been taken. The undersigned also states that the facts set forth in this request for dissolution are true to the best of her knowledge, information and belief.

/s/ Jane Trust
Jane Trust
President, Chief Executive
Officer and Trustee